Exhibit 10.22

ASSIGNMENT, ASSUMPTION AND AMENDMENT
OF MASTER VIDEO LOTTERY TERMINAL CONTRACT

This Assignment, Assumption and Amendment of Master Video Lottery Terminal Contract (“Assignment”) is made by and between PREMIER ENTERTAINMENT II, LLC, a Delaware limited liability company (“Assignor”), and TWIN RIVER-TIVERTON LLC, a Delaware limited liability company (“Assignee”). The Rhode Island Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island (formerly known as the Division of Lotteries of the Rhode Island Department of Administration) (the “Division”) is a party solely for purposes of Section 10. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Master VLT Contract.

Recitals:

WHEREAS, the Assignor is a party to that certain Master Video Lottery Terminal Contract by and between Assignor, as successor in interest, and the Division dated as of November 23, 2005, as amended pursuant to amendments thereto dated as of January 25, 2006, December 21, 2010, May 31, 2012, May 1, 2013, July 14, 2015, May 2, 2017 (the “Fifth Amendment”), and March 12, 2018 (the “Sixth Amendment”), and as previously assigned on July 14, 2015 (as so amended and assigned, the “Master VLT Contract”); and

WHEREAS, pursuant to the Sixth Amendment to Newport Grand Master Video Lottery Terminal Contract dated as of March 12, 2018, the Assignor, the Assignee and the Division acknowledged that the Assignee will own and operate that certain gaming facility (now under construction) located in the town of Tiverton, Rhode Island, at 777 Tiverton Casino Blvd., Tiverton, Rhode Island (the “Tiverton VLT Facility”); and

WHEREAS, it is the intention of the Assignor and the Assignee that the Assignee be the successor in interest to the Assignor under the Master VLT Contract, and will host at such Tiverton VLT Facility video lottery games and casino gaming operated by the Division; and

WHEREAS, Assignor desires to assign all its right, title and interest in and to the Master VLT Contract to Assignee; and Assignee desires to accept the same; and

WHEREAS, Section 12.4 of the Master VLT Contract permits amendments thereto by a writing of subsequent date, executed by duly authorized representatives of the Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Master VLT Contract.

2.          The effective date of this Assignment shall be on the date that the Tiverton VLT Facility begins hosting state-operated Video Lottery Games (the “Effective Date”).

3.          Assignee hereby accepts the foregoing assignment of the Master VLT Contract, and Assignor hereby agrees that it will remain liable for the performance of all of the terms, covenants and conditions thereunder prior to Effective Date.

4.          Assignor hereby represents that all terms, covenants and conditions under the Master VLT Contract required to be performed by Assignor through the Effective Date have been or will be performed.

5.          Subject to Section 10, Assignor hereby represents that it has the authority to assign the Master VLT Contract.

6.          As of, and at all times after, the Effective Date, Assignee shall assume, satisfy, perform, pay and discharge as and when due and payable, and otherwise be solely responsible for, the Master VLT Contract, including all liabilities arising under or in respect of the Master VLT Contract to the extent not fully performed (and not required by its terms to have been so performed) prior to the Effective Date; provided however, that to the extent such liabilities under the Master VLT Contract relate to the delivery of goods or the performance of services prior to the Effective Date, Assignor shall be responsible for making the payments and otherwise satisfying the responsibilities and obligations in respect thereof under the Master VLT Contract.

7.          This Assignment will be binding upon and inure to the benefit of Assignor, Assignee and their respective heirs, executors, administrators, successors in interest and assigns.

8.          This Assignment may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

9.          The Assignor and Assignee, from time to time, shall execute and deliver such additional documents and instruments and take such additional actions as may be requested by the other in order to carry out the aforesaid transaction.

10.        Section 12.5 of the Master VLT Contract provides that the Master VLT Contract shall not be assigned without the prior written consent of the other party. In addition, assignment by the Assignor is subject to its receipt of all appropriate regulatory approvals from the Division and the Department of Business Regulation (the “DBR”). The Division and DBR having given such regulatory approvals, including having found Assignee qualified to hold the pari-mutuel license and other gaming licenses held by the Assignor, the Division hereby consents to the foregoing assignment of the Master VLT Contract by Assignor to Assignee.

11.        As contemplated by the Fifth Amendment and the Sixth Amendment, the Parties acknowledge and agree that all references in the Master VLT Contract to “Newport Grand”, when it is referring to a legal entity, shall be interpreted to mean Twin River-Tiverton LLC, and its permitted successors and assigns under the Master VLT Contract, and when referring to a gaming facility, shall be interpreted to mean the Tiverton VLT Facility, as such term is defined in the Sixth Amendment.

12.         The Parties acknowledge and agree that the term “Business” as defined in the Master VLT Contract shall mean the ownership, operation and development of the Tiverton VLT Facility by Twin River-Tiverton.

13.         The Parties acknowledge and agree that Section 12.6 of the Master Contract shall be amended by revising the addresses for notice as follows:

If to Twin River-Tiverton:	Craig Eaton, General Counsel
Twin River-Tiverton LLC
100 Twin River Road
Lincoln, RI 02865

With copy to:	Mark Hichar, Esq.
Hinckley, Allen & Snyder LLP
100 Westminster Street, #1500
Providence, RI 02903

If to the Division:	Director, Division of Lotteries
1425 Pontiac Avenue
Cranston, RI 02920

With copy to:	Director, Department of Revenue
One Capitol Hill
Providence, RI 02908

14.         This Assignment contains the entire agreement of the parties and supersedes and replaces all prior understandings or agreements (if any), oral or written, with respect to the subject matter hereof.

15.         Except to the extent amended and/or clarified pursuant to this Assignment the terms, provisions and conditions of the Master VLT Contract remain in full force and effect, enforceable in accordance with their terms.

16.         This Assignment shall not be amended except by a writing of subsequent date hereto, executed by duly authorized representatives of the parties hereto.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be signed by their respective duly authorized officers on September 13, 2018.

PREMIER ENTERTAINMENT II, LLC

By:	/s/ Craig Eaton
Name:	Craig Eaton
Title:	Sr. VP & General Counsel

TWIN RIVER-TIVERTON LLC

By:	/s/ Craig Eaton
Name: Craig Eaton
Title: Sr. VP & General Counsel

The Division of Lotteries of the Department of Revenue hereby agrees and consents to the foregoing, including expressly consenting to the assignment of the Master VLT Contract by Assignor to Assignee:

By:	/s/ Gerald S. Aubin
Name:	Gerald S. Aubin
Title:	Director

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